Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2025, relating to the financial statements, which appear in the Annual Report on Form 10-K of TAO Synergies Inc. (formerly Synaptogenix, Inc.) for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stephano Slack LLC

Wayne, Pennsylvania

November 12, 2025